Exhibit 99.1

FOR IMMEDIATE RELEASE
November 12, 2015	Nasdaq Capital Markets - GTIM

GOOD TIMES REPORTS Q4 & FISCAL YEAR REVENUES
5 New Bad Daddy’s on Schedule for Opening
Earnings Release Slated for December 8, 2015

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high quality, all natural products and of Bad Daddy’s Burger Bar, a full service, upscale concept, today announced that its total revenues for its fourth fiscal 2015 quarter were $14,551,000 and were $44,058,000 for the fiscal year ended September 30, 2015.

Revenues for the periods were comprised of the following, which reflect the acquisition of Bad Daddy’s International and its related entities on May 7, 2015:

•	Sales for company operated Good Times restaurants were $7,717,000 and $28,522,000 for the fourth quarter and fiscal year, respectively

•	Sales for company operated Bad Daddy’s Burger Bar restaurants were $6,636,000 and $14,996,000 for the fourth quarter and fiscal year, respectively

•	Franchise revenues were $198,000 and $540,000 for the fourth quarter and fiscal year, respectively

The Company said that it plans to report its full fiscal year end results on December 8, 2015.

The Company also reported that in addition to the recently opened Bad Daddy’s Burger Bar in the Landmark development of the Denver Tech Center it plans to open a new Bad Daddy’s Burger Bar restaurant in early December at the Streets of Southglenn shopping center that will include an enclosed rooftop bar and patio, one in the redeveloped Southwest Plaza Mall in early January, one in the new Village at the Peaks shopping center in Longmont, Colorado in February with new stores at the Shops at Briargate in Colorado Springs and in the Foothills Mall redevelopment in Ft Collins, Colorado shortly thereafter.

Boyd Hoback, President & CEO, said “We are pleased that we met our sales goal for both the fourth quarter of 2015 and for the fiscal year and are excited about the upcoming Bad Daddy’s openings.  Each of the new Bad Daddy’s are in dynamic retail developments that we believe are a great fit for the concept. We are also continuing to work on the integration of the North Carolina Bad Daddy’s operations we acquired in May, innovation in the menu for both concepts and management development to support our growth plans in Bad Daddy’s.”

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 38 restaurants.

GTIM owns, operates, franchises and licenses 14 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO (303) 384-1411
Jim Zielke, CFO (303) 384-1432
Christi Pennington (303) 384-1440
Mike Porter, Porter, LeVay & Rose (212) 564-4700